 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements Nos. 333-142686, 333-174913 and 333-203358 on Form S-8 of our reports dated  March 2, 2015, relating to the consolidated financial statements and financial statement schedule of the Company and the effectiveness of the Company’s internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
New York, New York
October 13, 2015